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                                                                Exhibit 1.1

                          SIGNAL PHARMACEUTICALS, INC.
                              2,500,000 SHARES(1)
                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                _________, 1998
HAMBRECHT & QUIST LLC
BANCAMERICA ROBERTSON STEPHENS
LEHMAN BROTHERS INC.
  c/o   Hambrecht & Quist LLC
        One Bush Street
        San Francisco, CA 94104

Ladies and Gentlemen:

               Signal Pharmaceuticals, Inc., a Delaware corporation (herein called the "Company"), proposes to issue and sell up to 2,500,000 shares of its authorized but unissued Common Stock, $0.001 par value (herein called the "Common Stock") (said 2,500,000 shares of Common Stock being herein called the "Underwritten Stock"). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 375,000 additional shares of Common Stock (herein called the "Option Stock" and with the Underwritten Stock, herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

               The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the "Underwriters", which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

               1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (No. 333-52901), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act"), of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.



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      (1) Plus an option to purchase from the Company up to 375,000 additional shares to cover over-allotments.


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               The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

               The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

               2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

               (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, operation, condition (financial or other), results of operations or prospects of the Company (herein called a "Material Adverse Effect").

               (b) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

               (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.



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               (d) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for breaches or violations as would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except for violations as would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or bylaws of the Company; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act") and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

               (e) There are no contracts, agreements or understandings between the Company and any person holding securities of the Company granting such person (A) the right (other than rights which have been waived or satisfied) to require the Company to include such securities in the securities registered pursuant to the Registration Statement, or (B) additional registration rights as a result of the filing of the Registration Statement. No preemptive rights or rights of first refusal or co-sale exist with respect to the Stock or the transactions contemplated by this Agreement, other than such as have been waived in writing prior to the date hereof.

               (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, prospects, condition (financial or other), stockholders' equity or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement and the Prospectus.

               (g) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this



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subparagraph (g) shall apply to statements in, or omissions from, the
Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use in the Registration Statement or the Prospectus.

               (h) The Stock has been duly and validly authorized and, when issued and sold to the Underwriters as provided herein, will be duly and validly issued, fully paid and nonassessable; and the Stock conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated herein.

               (i) Prior to the Closing Date the Stock to be issued and sold by the Company will be approved for inclusion on The Nasdaq National Market upon official notice of issuance.

               (j) The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or, except in the ordinary course of business, long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, prospects, condition (financial or other), stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus.

               (k) The audited financial statements of the Company, together with the related notes and supporting schedules, and the unaudited financial statements, filed as part of the Registration Statement or included in the Prospectus, fairly present the financial condition and results of operations of the Company at the dates and for the periods indicated, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The unaudited financial statements (including related notes) filed as part of the Registration Statement or included in the Prospectus include all adjustments, consisting of normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial position and results of operations for these periods (except for the footnotes and more detailed information with respect to the three-month numbers announced and noted in the Registration Statement). The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

               (l) Ernst & Young LLP, who has audited the financial statements of the Company, together with the related schedules and notes, as of December 31, 1997 and for each of the years in the three (3) years ended December 31, 1997, whose report appears in the Registration Statement and in the Prospectus and who have delivered the Original Letter referred to in Section 9(h) hereof, are independent public accountants as required by and within the meaning of the Securities Act and the Rules and Regulations.



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               (m) All real property and buildings held under lease by the
Company are held by it under valid, subsisting and, to the best of the Company's knowledge, enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

               (n) The Company carries, or is covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties.

               (o) Except as disclosed in the Prospectus, the Company (A) to its knowledge after diligent investigation for the purposes hereof, owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus or owned or used by it or which are necessary for the conduct of its business as currently conducted and as proposed in the Prospectus to be conducted in the future, except for any failure to own or possess any such rights as would not individually or in the aggregate have a Material Adverse Effect, and (B) has no reason to believe, and is not aware of any claim, that the conduct of its business conflicts or will conflict with any such rights of others which conflict or claim is or may be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

               (p) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, might have a Material Adverse Effect, and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

               (r) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, collaboration partners, joint venturers, licensees, licensors, consultants, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

               (s) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

               (t) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which will have (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a Material Adverse Effect.



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               (u) Since the date as of which information is given in the
Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than option grants and exercises and stock purchases pursuant to the Company's stock option and employee stock purchase plans in the ordinary course of business or pursuant to the exercise of warrants in the ordinary course of business, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

               (v) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

               (w) The Company (i) is not in violation of its charter or bylaws,
(ii) is not in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any license agreement, collaboration agreement, material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, other than as would not cause a Material Adverse Effect (and, to its knowledge, no other party to any such agreement is in default thereof and no event has occurred which, with notice, lapse of time or both, would constitute such a default), or (iii) is not in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject and the Company has not failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, other than as would not cause a Material Adverse Effect.

               (x) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would



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not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

               (y) The Company is not an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

        3.     PURCHASE OF THE STOCK BY THE UNDERWRITERS.

               (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell shares of the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in
Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $___ per share [IPO PRICE LESS DISCOUNT]. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and
(c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

               (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters (the identity of which are subject to the Company's approval, which shall not be unreasonably withheld) to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within the 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date



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determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus, this Agreement or any other documents or arrangements may be made.
If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to all of the shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

        4.     OFFERING BY UNDERWRITERS.

               (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

               (b) The information set forth in the last paragraph on the front cover page of the Prospectus and any Preliminary Prospectus and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

        5. DELIVERY OF AND PAYMENT FOR THE STOCK.

               (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later



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than 7:00 a.m., San Francisco time, on the date two business days preceding the
Closing Date), and payment therefor, shall be made at the office of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "Closing Date."

               (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

               (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by wire transfer of immediately available funds or one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase. If the Representatives so elect, delivery of the Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

               It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check or wire shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

               6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the Rules and Regulations.

               (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to



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the Prospectus or for any additional information, (ii) the issuance by the
Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

               (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and
(iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

               (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation and, if in the opinion either of counsel for the Company or of counsel for the Underwriters, such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable Rules and Regulations for such period.

               (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

               (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

               (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

               (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

               (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

               (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the National Association of Securities Dealers.

               (k) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company under the stock option and stock purchase plans of the Company (the "Plans"), including shares of Common Stock issued upon the exercise of options granted under the Plans, or upon the exercise of warrants outstanding as of the date hereof, all as described in footnote (___) to the table under the caption "Capitalization" in the Preliminary Prospectus, (C) options to purchase Common Stock granted under the Company's 1998 Equity Incentive Plan, (D) shares of Common Stock to be issued to The DuPont Merck Pharmaceutical in accordance with the Stock Purchase Agreement dated December 26, 1997, and (E) shares of Common Stock issued by the Company in connection with additional collaborative arrangements or license agreements similar to those described in the Prospectus, provided, however, that in each of (A) through (E), the Company shall cause the person to whom such securities are issued to enter into an agreement restricting the transfer of any securities held by such holder for a period of 180 days from the commencement of the public offering of the Stock without the prior written consent of Hambrecht & Quist LLC.

               (l) The Company agrees to use its best efforts to cause all directors, officers and securityholders to agree that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, lend, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

               (m) If at any time during the 271-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

               (n) Prior to the Effective Date, to apply for the listing of the Stock on The Nasdaq National Market and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the Closing Date.

               (o) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus.

               (p) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.
               (q) The Company will complete, prior to the consummation of the sale of the Stock, (i) the Company's reincorporation under Delaware law and (ii) the 4-for-1 reverse stock split to be effected concurrently therewith.

        7.     INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. Notwithstanding the provisions of this paragraph 7(b), no Underwriter shall be liable for any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

               (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

               The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

               (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

               8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof,
(ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

               9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Stock is to be purchased, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

               (a) The Registration Statement and Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) and shall have become effective as of the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

               (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date or any later date on which Option Stock is to be purchased that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement, the Prospectus and the certificates representing the Stock, and the registration, authorization, issue, sale and delivery of the Stock, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be, on or prior to the Closing Date or any later date on which Option Stock is to be purchased, reasonably satisfactory to Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters.

               (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading,
(ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, business prospects, properties, condition (financial or other) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable so as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

               (e) You shall have received from Cooley Godward LLP, counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, such counsel will provide an additional opinion, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

               (f) You shall have received from Seed and Berry LLP, patent counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives covering the matters set forth in Annex B hereto, and if Option Stock is purchased at any date after the Closing Date, such counsel will provide an additional opinion, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

               (g) You shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, an opinion, dated the Closing Date and any later date on which Option Stock is to be purchased, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

               (h) You shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to or for the use of the Underwriters and dated as of the date hereof (the "Original Letter")
(i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

               (i) With respect to the Original Letter, the Company shall have furnished to the Representatives a letter (the "Bring-Down Letter") of such accountants, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is to be purchased (i) confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations, (ii) confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Original Letter, and
(iii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The Original Letter and the Bring-Down Letter shall not disclose any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, operations, properties, business or business prospects of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

                      In addition, you shall have received from Ernst & Young LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of and at December 31, 1997, did not disclose any weakness in internal controls that they considered to be material weaknesses.

               (j) You shall have received on the Closing Date and on any later date on which Option Stock is purchased, a certificate of the Company dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that:

                      (i) The representations, warranties and agreements of the
               Company in this Agreement are true and correct in all material respects as if made on and as of the Closing Date and any later date on which the Option Stock is to be purchased, as the case may be; the Company has complied with all the agreements contained herein and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be;

                      (ii) No stop order suspending the effectiveness of the
               Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

                      (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and the Rules and Regulations and in all material respects conformed to the requirements of the Securities Act and the Rules and Regulations, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                      (iv) Subsequent to the respective dates as of which
               information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the business, business prospects, properties, condition (financial or other) or results of operations of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, incurred by the Company that is material to the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or, except in the ordinary course of business, outstanding indebtedness of the Company that is material to the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the business, business prospects, properties, condition (financial or other) or results of operations of the Company.

               (k) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of their respective obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

               (l) You shall have been furnished evidence in usual written form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of
Section 6 hereof.

               (m) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been approved for inclusion on The Nasdaq National Market and the Company's registration statement pursuant to Section 12(g) of the Exchange Act shall have been declared effective by the Commission.

               (n) On or prior to the Closing Date, you shall have received, from all officers, directors and securityholders, agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, lend, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

               (o) The Company shall have completed, prior to the consummation of the sale of the Stock, (i) the Company's reincorporation under Delaware law and (ii) the 4-for-1 reverse stock split to be effected concurrently therewith.

               All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

               In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving written notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

               10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

               In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

               11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

               12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

               13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, with a copy to Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, Attention: J. Stephan Dolezalek, Esq.; and if to the Company, shall be mailed or delivered to it at its office, Attention: Alan J. Lewis, Ph.D., with a copy to Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121, Attention:
Frederick T. Muto, Esq.

               14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (k) and (l) of Section 6 hereof shall be of no further force or effect.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without respect to the conflicts of law provisions thereof.



                     [remainder of page intentionally blank]

               Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                     Very truly yours,

                                     SIGNAL PHARMACEUTICALS, INC.



By:
                                     Alan J. Lewis, Ph.D.
                                     President and Chief Executive Officer





The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
BANCAMERICA ROBERTSON STEPHENS
LEHMAN BROTHERS INC.
    By Hambrecht & Quist LLC



By_____________________________
        Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I
                                  UNDERWRITERS



                                                                       Shares to be
Underwriters                                                             Purchased
------------                                                           ------------
Hambrecht & Quist LLC..............................................
BancAmerica Robertson Stephens ....................................
Lehman Brothers Inc................................................



                                                                         ---------
        TOTAL .....................................................      2,500,000

                                     ANNEX A

                     MATTERS TO BE COVERED IN THE OPINION OF
                   COOLEY GODWARD LLP, COUNSEL FOR THE COMPANY


               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, to the best of such counsel's knowledge, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

               (ii) To the best of such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

               (iii) The Stock to be issued by the Company pursuant to the terms of the Underwriting Agreement has been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms thereof, will be duly and validly issued and fully paid and nonassessable, and no preemptive rights of, or rights of refusal in favor of, any third party, including any stockholders of the Company exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the best of such counsel's knowledge, there are no contractual preemptive rights that have not been waived, or rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock;

               (iv) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Stock to be issued and sold by it thereunder;

               (v) The Underwriting Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and the Underwriting Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles or the availability of equitable remedies; provided that such counsel need not express any opinion with respect to the indemnification or contribution provisions thereof;

               (vi) The Registration Statement has become effective under the Securities Act and to our knowledge no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending, threatened or contemplated by the Commission;

               (vii) The Registration Statement and the Prospectus (other than the financial statements (including supporting schedules), other financial data and statistical data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations promulgated thereunder;

               (viii) The authorized, issued and outstanding capital stock of the Company was and is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right or, to the best of such counsel's knowledge, co-sale right, registration right, right of first refusal or other similar right; except as disclosed in or specifically contemplated by the Registration Statement and the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company and all outstanding shares of Preferred Stock of the Company have been duly and validly converted into Common Stock of the Company;

               (ix) The information required to be set forth in the Registration Statement in answer to Items 9 (Description of Securities) and 10 (Interest of Counsel) (insofar as it relates to such counsel) and, to the best of such counsel's knowledge, in Items 11(c) (Legal Proceedings), 11(n) (Certain Relationships and Related Transactions) of Form S-1 is accurately set forth therein to the extent required under the Securities Act and the applicable Rules and Regulations or no response is required with respect to such Items, and, the description of the Company's stock option plans, the options granted and which may be granted thereunder, and the Company's employee stock purchase plans set forth in the Prospectus accurately presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the applicable Rules and Regulations; and the form of certificate evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with Delaware law;

               (x) The descriptions in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of the Delaware General Corporation Law and under the captions "Management -- Executive Officers, Directors and Key Employees," "Management -- Limitation on Directors' and Executive Officers' Liability and Indemnification," "Description of Capital Stock" and Item 14 (Indemnification of Directors and Officers), as applicable, are accurate in all material respects and present the information required to be presented by the Securities Act and the applicable Rules and Regulations;

               (xi) Such counsel does not know of any agreement, license, franchise, contract, lease, document or legal or government action, suit or proceeding, pending or overtly threatened, which in the opinion of such counsel is of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or referred to therein or filed as required by the Securities Act and the applicable Rules and Regulations;

               (xii) The performance of this Agreement and the consummation of the transactions herein contemplated will not (a) result in any violation of the Company's charter or bylaws or (b) result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties are bound and which is filed as an exhibit to the Registration Statement, or any applicable statute, rule or regulation, other than state securities or blue sky laws, or any order, writ or decree known to such counsel of any court, government or governmental agency or body having jurisdiction over the Company or any of its properties or operations;

               (xiv) The Company is not presently (a) in material violation of its charter or bylaws, (b) in material breach of any applicable statute, rule or regulation or any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or operations, or (c) in breach of or default with respect to any material provision of any material agreement, mortgage, license, lease or other instrument to which the Company is a party or by which any of its properties are bound, except for such default or breach as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company;

               (xv) Except as set forth in the Registration Statement and Prospectus, to the best of such counsel's knowledge, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having such rights to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

               (xvi) No consent, approval, authorization or order of or qualification with any court or governmental agency or body having jurisdiction over the Company or any of its properties or operations is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters; and

               (xvii) The Stock issued and sold by the Company has been duly approved for inclusion on the Nasdaq National Market upon official notice of issuance.

               (xviii)Such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and, while such counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the Registration Statement or Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention that have caused such counsel to believe that the Registration Statement (except as to the financial statements and schedules, other financial data and statistical data derived therefrom contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules, other financial data and statistical data derived therefrom contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;



                  --------------------------------------------

               Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of California or the General Corporation Law of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters, in which case their opinion is to state that they are so relying, and that they have no knowledge of any material misstatement or inaccuracy in any such opinion. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                     ANNEX B

                               FORM OF OPINION OF
                               SEED AND BERRY LLP,
                         PATENT COUNSEL FOR THE COMPANY


               Such counsel are familiar with the technology used by the Company in its business and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials and:

               It is the opinion of this firm that statements under the captions "Risk Factors - Dependence on Patents and Proprietary Rights" and "Business - Patents and Proprietary Rights" in the Prospectus, to the extent that such statements relate solely to and constitute a description or summary of the legal matters, documents or proceedings relating to the Representation and to the extent such legal matters, documents or proceedings have been disclosed to us during the course of the Representation, are accurate and complete statements, and nothing has come to our attention that causes us to believe that the above-described portions of the Prospectus contain any untrue statement or omission of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, and when read in conjunction with the remainder of the Prospectus, not misleading.

     In addition, it is the opinion of the firm that:

     (a) based solely upon a review of matters which counsel has been engaged to provide direct substantive attention, this firm has no reason to believe that there are any legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, or service marks of the Company, and to the best of such counsel's knowledge no proceedings are threatened by governmental authorities or others;

     (b) based solely upon a review of matters which counsel has been engaged to provide direct substantive attention, this firm has no reason to believe that the Company is infringing or otherwise violating any patents, including the allowed patent referred to above, trade secrets, trademarks, or service marks of others, and to the best of such counsel's knowledge there are no infringements by others of any of the Company's patents, trade secrets, trademarks, or service marks, which in the judgment of such counsel could affect materially the use thereof by the Company; and

     (c) based solely upon a review of matters which counsel has been engaged to provide direct substantive attention, this firm has no reason to believe that the Company does not own or possess adequate licenses or other rights to (i) use all material patents, patent applications, trademarks, trade secrets, service marks or other proprietary information or materials described in the Prospectus and, (ii) conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

                                        SEED and BERRY LLP